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                                                                Exhibit 99(a)(3)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                           FOODBRANDS AMERICA, INC.
                                      AT
                             $23.40 NET PER SHARE
                                      BY
                                 IBP SUB, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                   IBP, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, APRIL 28, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                  April 1, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by IBP Sub, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of IBP Foodservice, L.L.C., a Delaware limited liability company whose sole members are IBP, inc., a Delaware corporation ("Parent"), and Prepared Foods, Inc., a Texas corporation and a wholly owned subsidiary of the Parent, to act as Dealer Manager in connection with the Offeror's offer to purchase all outstanding shares of common stock, $.01 par value per share (the "Shares"), of Foodbrands America Inc., a Delaware corporation (the "Company"), at a purchase price of $23.40 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 1, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 25, 1997, among the Parent, the Offeror and the Company (the "Merger Agreement"). Stockholders who desire to tender Shares and whose certificates for such Shares (the "Certificates") are not immediately available or who cannot comply in a timely manner with the procedures for book-entry transfer, or who cannot deliver all required documents to the Depositary, in each case on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), must tender their Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offer to Purchase, dated April 1, 1997.

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

    3. A letter to stockholders of the Company from R. Randolph Devening, the Chairman, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company.
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    4. The Notice of Guaranteed Delivery for Shares to be used to accept the
  Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

    5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name, with space provided for obtaining such clients' instructions with regard to the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    7. A return envelope addressed to the Depositary.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 28, 1997, UNLESS THE OFFER IS EXTENDED.

  Please note the following:

    1. The tender price is $23.40 per Share, net to the seller in cash without interest.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 28, 1997, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares representing at least a majority of all outstanding Shares on a fully diluted basis, (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer having expired or having been terminated prior to the expiration of the Offer, (iii) the Certificate of Amendment (as defined in the Offer to Purchase) having been filed with the Secretary of State of the State of Delaware and the Charter Amendment (as defined in the Offer to Purchase) being in full force and effect and (iv) the satisfaction of certain other terms and conditions contained in the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  In order to take advantage of the Offer, (i) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, should be sent to the Depositary and (ii) certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary, in each case in accordance with the instructions set forth in the Offer.

  If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender must be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

  Neither the Offeror, the Parent nor any officer, director, stockholder, agent or other representative of the Offeror will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offeror will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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  Any inquiries you may have with respect to the Offer should be addressed to
Corporate Investor Communications, Inc., the Information Agent for the Offer, at 111 Commerce Road, Carlstadt, New Jersey 07072-2586, (201) 896-1900 (call collect), or Donaldson, Lufkin & Jenrette Securities Corporation, the Dealer Manager for the Offer, at 277 Park Avenue, New York, New York 10172, (212) 892-7700 (call collect).

  Requests for copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                           Securities Corporation

                                          277 Park Avenue
                                          New York, New York 10172

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, THE OFFEROR, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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